CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126482 on Form S-3 of our report dated July 25, 2005, relating to the balance sheet of Genesis Energy, Inc. at December 31, 2004, appearing in the Current Report on Form 8-K of Genesis Energy, L.P. filed on July 26, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
July 25, 2005